As filed with the United States Securities and Exchange Commission on October 9, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEER CONSUMER PRODUCTS, INC.
 (Name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

20-5526104
(IRS Employer Identification No.)

Area 2, 1/F, Building M-6,
Central High-Tech Industrial Park, Nanshan,
Shenzhen, China 518057
+(86) 755-8602-8285
(Address and telephone number of principal executive offices and principal place of business)

Mr. Ying He
Chief Executive Officer
Deer Consumer Products, Inc.
Area 2, 1/F, Building M-6,
Central High-Tech Industrial Park, Nanshan,
Shenzhen, China 518057
+(86) 755-8602-8285
(Name address and telephone number of agent for service)

Copies to:
Robert Newman, Esq.
The Newman Law Firm, PLLC
14 Wall Street, 20th Floor
New York, NY  10005
Tel. (212) 227-7422    Fax: (212) 202-6055

Approximate date of proposed sale to the public: From time to time, after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting Company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share	—		—		—		—
Warrants	—		—		—		—
Rights
Units	—		—		—		—
Total For Sale by registrant		(1)		(2)	$130,000,000		$7,254.00	(3)
Secondary Offering: Common Stock $.001 par value per share
Total For Sale by selling security holders	4,200,000		9.19	(4)	$38,598,000	(4)	$2,154.00	(4)

(1)
There are being registered hereunder for sale by the registrant such indeterminate number of shares of common stock, warrants, rights and units as shall have an aggregate initial offering price not to exceed $130,000,000. The securities registered also include such indeterminate number of shares of common stock as may be issued upon conversion of or exchange under the rights or units or upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities, if applicable. In addition, the selling security holders are also registering for sale an aggregate of 4,200,000 shares of common stock of which 1,200,000 shares of common stock are issuable to the holders upon exercise of warrants.

(2)
The proposed maximum offering price with respect to shares for sale by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of all securities for sale by registrant registered hereby will not exceed $130,000,000.

(4)
Pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the Nasdaq Capital Market on October 2, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 9, 2009

$130,000,000
Common Stock, Warrants, Rights, Units

DEER CONSUMER PRODUCTS, INC.
____________________________

4,200,000 Shares of Common Stock
Offered by the Selling Stockholders

We may, from time to time, offer to sell together or separately in one or more offerings up to $130,000,000 of:
•	common stock;
•	warrants to purchase our common stock;
•	rights to purchase any of the foregoing securities; or
•	units comprised of, or other combinations of, the foregoing securities.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. We may offer and sell any combination of our common stock, warrants, rights and units described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. This prospectus describes the general terms of these securities. The specific terms of the securities and the specific manner in which we will offer and sell them will be contained in a prospectus supplement. The prospectus supplement may also add, update, or change information contained in this prospectus.

In addition, the selling stockholders as described in this prospectus may offer, from time to time, to sell up to a total of 4,200,000 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We or the selling stockholders may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis.  The prospectus supplement for each offering made by us will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. However, the selling stockholders may use this prospectus to sell shares of our common stock, from time to time, without a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “DEER.” On October 8, 2009 the last reported sales price of our common stock was $10.25 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors" in the accompanying prospectus, any prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $130,000,000, and the selling stockholders may, from time to time, sell common stock in one or more offerings, up to a total of 4,200,000 shares our common stock.

This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities described in this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise indicated herein, any reference to shares of our common stock are made on a 2:1 post forward stock split basis which occurred on October 5, 2009.

This prospectus contains, or incorporates by reference, trademarks, trade names, service marks and service names of Deer Consumer Products, Inc. and other companies.

NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus or in any prospectus supplement constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. These forward statements include statements relating to:

•	our goals and strategies

•	our expansion plans;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the market for our products;

•	our expectations regarding demand for our products;

•	our ability to expand the Deer brand in China;

•	our expectations regarding keeping and strengthening our relationships with key customers;

•	our ability to stay abreast of market trends and technological advances;

•	competition in our industry in China;

•	general economic and business conditions in the regions in which we sell our products;

•	relevant government policies and regulations relating to our industry; and

•	market acceptance of our products.

Please see “Risk Factors” in this preliminary prospectus, any accompanying prospectus supplement, or in our Annual Reports on Form 10-K and on Quarterly Reports on Form 10-Q for risks which could adversely impact our business and financial performance. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus or the date of any prospectus supplement. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. Before investing in the securities offered hereby, you should read the entire prospectus, including our financial statements and related notes included in this prospectus and the information set forth under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In this prospectus, the terms “Deer,” “we,” “us,” and “our” refer to Deer Consumer Products, Inc.

Our Business

We are a market leader in the design, manufacture and sale of small home and kitchen electric appliances. Our company has successfully targeted consumers in the growing Chinese marketplace as well as customers in more than 40 countries worldwide. Our product lines include blenders, juicers, soy milk makers, choppers and other small home and kitchen electric appliances designed to improve at-home lifestyles in today's fast paced society. We are one of the largest manufacturers of small electric blenders and juicers in China and manufacture for some of the leading kitchen appliance brands in the world.  In 2008, approximately 75% of Deer’s total sales consisted of original design manufacturing (“ODM”) in which Deer provides product design and manages all production. While Deer has traditionally made the majority of its sales in Europe and North America, urbanization, rising family incomes and increased living standards have spurred the demand for small appliances in China.  In addition we are rapidly expanding into emerging growth countries in South America, Asia, Africa, and the Middle East. In 2008, Deer had sales in over 40 countries.

Sales in China accounted for approximately 5% of Deer’s total sales in 2008 and we expect our China sales to grow rapidly in the near future.  We intend to leverage our 15 years of product design expertise, product quality, and efficient manufacturing practices to rapidly ramp up our sales in China under our own brand, Deer.  We believe that we have the experience, research and development, product quality, and pricing power to gain significant market share in a fragmented and fast growing domestic market.  We introduced the Deer brand to the domestic market in 2008 and are continuing our program to build brand awareness and loyalty within the domestic market. Management believes our Deer brands will grow significantly as the domestic demand for our products increases in China with increased living standards.

The growth of our Deer brands is a result of our:

o	Aggressive sales efforts to retail stores and commercial purchasers in China;
o	expanded direct sales through our new franchised retail stores and through popular Chinese internet portals; and
o	targeted marketing efforts to customers in South America, Asia, Africa, and the Middle East.

We were able to maintain our revenue growth in 2008 and as reported by us in our SEC filings in 2009 despite a global recession because of our pricing strategy and the quality of our Original Equipment Manufacturing (“OEM”) and ODM products, strong sales to large retailers and our aggressive expansion in China, South America, Asia, Africa, and the Middle East.  Following the onset of the financial crisis, we experienced a large volume of inquiries from international buyers looking to secure orders as their existing suppliers faced financial insolvency.  We have utilized this opportunity to capture market share from our competitors and we expect total 2009 international sales to be significantly higher than for the comparable period in 2008.

Management believes Deer is positioned to become a leading brand in China’s rapidly growing home and kitchen electronic appliance sector while continuing to be a leading international ODM and OEM.

Our History

We were incorporated in Nevada on July 18, 2006 under the name of Tag Events Corp. as a musical event organization and promotion company with minimal operations.  On September 3, 2008 we changed our name to Deer Consumer Products, Inc. and entered into and consummated a series of agreements which resulted in the acquisition of all of the ordinary shares of Deer International Group Ltd, a corporation organized under the laws of the British Virgin Islands (“Deer International”) parent of its wholly-owned subsidiary, Winder Electric Co. Ltd. (“Winder”), which is a wholly-owned foreign enterprise (“WOFE”) and responsible for research, production and delivery of goods, and Delta International Limited (“Delta”), which is a wholly owned subsidiary of Winder and primarily responsible for sales.

The acquisition of Deer’s ordinary shares was accomplished pursuant to the terms of a Share Exchange Agreement and Plan of Reorganization, dated September 3, 2008 (the “Share Exchange Agreement”), by and between Deer International and the Company. Pursuant to the Share Exchange Agreement, we acquired from Deer 50,000 ordinary shares, consisting of all of its issued and outstanding capital stock, in exchange for the issuance of 7,847,853 shares of our common stock (pre forward split) to the stockholders of Deer International (the “Share Exchange”).Concurrently with the closing of the transactions contemplated by the Share Exchange Agreement and as a condition thereof, we entered into an agreement with Crescent Liu, our former Director and Chief Executive Officer, pursuant to which he returned 2,586,957 shares of our common stock (pre forward split) to us for cancellation. Mr. Liu was not compensated in any way for the cancellation of his shares of our common stock. Upon completion of the foregoing transactions, we had 9,826,113 shares of common stock (pre forward split) issued and outstanding.

Our principal offices are located at Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China 518057.  Our telephone number is (86) 755-8602-8285.

 The Securities We May Offer

We may offer and sell from time to time up to an aggregate of $130,000,000 of any of, or combinations of, the following securities. The selling stockholders named in this prospectus may offer and sell from time to time up to an aggregate of 4,200,000 shares of our Common Stock.

Common Stock

We may issue shares of our common stock. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose. Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Warrants

We may issue warrants for the purchase our common stock of our company. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. To the extent the warrants are publicly-traded, we will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights

We may issue rights to purchase our common stock, warrants or units issued by our company. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

Units

We may also issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement

We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

•	the specific terms of the offered securities;

This prospectus may not be used by us to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering. However, the selling stockholders may use this prospectus to sell shares of our common stock, from time to time, without a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes including the expansion of our product offerings in China, expanding Chinese domestic market sales, and to meet working capital needs. The amounts and timing of the expenditures will depend on numerous factors, such as growth in our markets, technological advances and the competitive environment for our products. We will not receive any proceeds from those securities sold by the selling stockholders.

SELLING STOCKHOLDERS

On September 21, 2009, Deer Consumer Products, Inc. ("Deer" or the "Company") completed a closing of a private placement offering of 3,000,000 Units (or 1,500,000 Units on a pre-forward split basis) at an offering price of $5.00 per Unit (or $10.00 per Unit on a pre-forward split basis) for aggregate offering price of $15,000,000 to non-U.S. investors.  Each Unit consisted of one share of Deer's common stock, par value $.001 per share (the "Common Stock"), and a three year warrant to purchase 30% of one share of Common Stock, or an aggregate of 900,000 shares of Common Stock (or 450,000 shares of Common Stock on a pre-forward split basis), at an exercise price of $5.00 per share (or $10.00 per share on a pre-forward split basis). A non-U.S. advisor to the Company received fees of 9% of the gross proceeds and warrants to purchase 300,000 shares of Common stock (or 150,000 shares of Common Stock on a pre-forward split basis) on the same terms as the non-U.S. investors. The investors received registration rights. The Company issued the shares pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended.

Thus, in addition to covering the offering of securities by us, this prospectus covers the offering for resale of common stock by the security holders listed below.

	Number of Shares of
	Common Stock Owned		Shares to	Shares Held
Name of Selling Security Holder	Prior to Offering		be Sold	After Offering

Bicornio Real Estate Ltd. (1)	1,300,000	(2)	1,300,000	0	*

Futmon Holding, Inc (1)	2,600,000	(3)	2,600,000	0	*

Advantage Consultants Limited (1)	300,000	(4)	300,000	0	*

*        Represents ownership of less than one percent.

(1)	There are no material relationships which the selling stockholder has had within the past three years with the registrant that is required to be disclosed under Item 507 of Regulation S-K.
(2)
Consists of 300,000 shares of common stock issuable upon exercise of warrants, and 1,000,000 shares of common stock. Erano Galang and Bryan Greenwood have joint investment and voting power over the securities offered for re-sale under this prospectus by Bicornio Real Estate Ltd.

(3)
Consists of 600,000 shares of common stock issuable upon exercise of warrants, and 2,000,000 shares of common stock.  Dogan Erbek has sole investment and voting power over the securities offered for re-sale under this prospectus by Futmon Holding, Inc.

(4)
Consists of 300,000 shares of common stock issuable upon exercise of warrants. Gloria Lam has sole investment and voting power over the securities offered for re-sale under this prospectus by Advantage Consultants Limited.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock (which includes a description of securities we or the selling stockholders may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws and by the applicable provisions of Nevada law.

Our authorized capital stock consists solely of 75,000,000 shares of common stock. As of October 6, 2009, our outstanding capital stock consists of 25,576,094 shares of common stock, $0.001 par value, held of record by approximately 33 stockholders and no shares of preferred stock. Since some of our shares of common stock are held in street or nominee name, it is believed there are a substantial number of additional beneficial owners of our common stock. An additional 1,914,768 shares are reserved for issuance upon the exercise of outstanding warrants.  The warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle their holders to purchase up to 1,914,768 shares of our common stock of which warrants to purchase 714,768 shares of common stock have an exercise price of 1.73 per share, and warrants to purchase 1,200,000 have an exercise price of $5.00 per share.

We also reserved an additional 500,000 shares for issuance upon grants made to employees, directors, and consultants under Deer Consumer Products’ 2009 Equity Incentive Plan (“Plan”). The Plan has been submitted for shareholder approval.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $130,000,000 in the aggregate of:

•	common stock;

•	warrants to purchase our securities;

•	rights to purchase our common stock, warrants or units; or

•	units comprised of, or other combinations of, the foregoing securities.

The selling stockholders, directly or through agents, dealers or underwriters designated from time to time, may offer and sell, together or separately, up to 4,200,000 shares of our common stock.

The common stock, the rights, the warrants, and the units are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered by us, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

The holders of common stock are entitled to one vote per share.  Our Articles of Incorporation does not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Warrants

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with our common stock and may be attached to or separate from any offered securities. To the extent warrants we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Rights

We may issue rights to purchase our common stock, warrants or units. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of common stock, warrants or units purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of common stock, warrants or units at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete. For the particular series of units, you should refer to the prospectus supplement for that series of units, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Anti-Takeover Law

The Company is subject to the Nevada anti-takeover laws regulating corporate takeovers.  These anti-takeover laws prevent Nevada corporations from engaging in a merger, consolidation, sales of its stock or assets, and certain other transactions with any stockholder, including all affiliates and associates of the stockholder, who owns 10% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 10% or more of the corporation’s voting stock except in certain situations.

In addition, the Company is subject to the Nevada “control share” statute which prohibits an acquiring person, under certain circumstances, from voting certain shares of a target corporation’s stock after such acquiring person’s percentage of ownership of such corporation’s stock crosses certain thresholds, unless the target corporation’s disinterested stockholders approve the granting of voting rights to such shares.

Transfer Agent and Registrar

Interwest Transfer Company, Inc. is the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the Nasdaq Capital Market under the trading symbol “DEER.”

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our or the selling stockholder’s affiliates, (iii) through agents, or (iv) through a combination of any these methods or any other permissible method. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement used for any offering and sale of securities contemplated hereunder will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in an offering, we or the selling stockholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We or the selling stockholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or the selling stockholders or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We or the selling stockholders may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us or the selling stockholders for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Direct Sales and Sales Through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we or the selling stockholders cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Our or the selling stockholders’ agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities being offered in this prospectus will be passed upon for us by Holland & Hart LLP, Reno, Nevada.

EXPERTS

            The consolidated financial statements for the years ended December 31, 2007 and 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Goldman, Parks, Kurland & Mohidin, L.L.P., an independent certified public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	our Current Report on Form 8-K, dated September 28, 2009, as filed with the SEC on September 28, 2009;

•	our Current Report on Form 8-K, dated September 21, 2009, as filed with the SEC on September 23, 2009;

•	our Current Report on Form 8-K, dated August 20, 2009, as filed with the SEC on August 21, 2009;

•	our Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 2009, as filed with the SEC on August 13, 2009;

•	our Current Report on Form 8-K, dated August 13, 2009, as filed with the SEC on August 13, 2009;

•	our Current Report on Form 8-K, dated July 16, 2009, as filed with the SEC on July 16, 2009;

•	our Current Report on Form 8-K, dated May 20, 2009, as filed with the SEC on May 26, 2009;

•	our Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2009, as filed with the SEC on May 15, 2009;

•	our Current Report on Form 8-K, dated April 29, 2009, as filed with the SEC on May 4, 2009;

•	our Current Report on Form 8-K, dated April 23, 2009, as filed with the SEC on April 24, 2009;

•	our Current Report on Form 8-K, dated March 31, 2009, as filed with the SEC on April 3, 2009;

•	our Current Report on Form 8-K, dated March 31, 2009, as filed with the SEC on March 31, 2009;

•	our Annual Report on Form 10-K for fiscal year ended December 31, 2008, as filed with the SEC on March 31, 2009;

•	our Current Report on Form 8-K, dated February 6, 2009, as filed with the SEC on February 9, 2009;

•	the description of our common stock contained in our Form SB-2 filed with the SEC on February 8, 2007 under the caption “Description of Securities Stock”; and

•
all documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Deer Consumer Products, Inc.
Area 2, 1/F, Building M-6,
Central High-Tech Industrial Park, Nanshan,
Shenzhen, China 518057
+(86) 755-8602-8285
Attention: Chief Executive Officer

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. and the Regional Offices at the Commission located in the 175 West Jackson Boulevard, Suite 900, Chicago Illinois,, and at 3 World Financial Center, Suite 400, New York, New York. Copies of those filings can be obtained from the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our By-Laws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            You should rely only on the information contained in this prospectus. We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

130,000,000

Common Stock, Warrants, Rights, Units

DEER CONSUMER PRODUCTS, INC.

4,200,000 Shares of Common Stock
Offered by the Selling Stockholders

PROSPECTUS

October   , 2008

  You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Securities and Exchange Commission Registration Fee	$9,408.00
Legal Fees and Expenses	$50,000 .00
Accounting Fees and Expenses	$10,000 .00
FINRA Filing Fee	$9,000 .00
Miscellaneous	$10,000.00
TOTAL	$88,408.00

Item 15.	Indemnification of Directors and Officers.

Our By-Laws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Item 16.	Exhibits.

The following exhibits are filed with this Registration statement.

The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit
Number	Description

1.2	Form of Underwriting Agreement, if any (1)

2.1
Share Exchange Agreement and Plan of Reorganization by and between Deer International Group Limited and TAG Events Corp., dated September 3, 2008. (Incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 5, 2008).

2.2
Return to Treasury Agreement by and between TAG Events Corp. and Crescent Liu, dated August 26, 2008. (Incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed on September 5, 2008).

3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Form SB-2 filed on February 8, 2007).

3.2	By-Laws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Form SB-2 filed on February 8, 2007).

3.3
Articles of Exchange of Deer International Group Limited and TAG Events Corp. filed September 3, 2008. (Incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on September 5, 2008).

3.4
Articles of Merger between Deer Consumer Products, Inc. and TAG Events Corp. amending the Articles of Incorporation filed with the Secretary of State of the State of Nevada on September 3, 2008. (Incorporated herein by reference to Exhibit 3.4 to the Current Report on Form 8-K filed on September 5, 2008).

4.1	Specimen Stock Certificate. (Incorporated herein by reference to Exhibit 4.1 to the 2008 Annual Report of the Company on Form 10-K filed on March 31, 2009).

4.2	Form of Rights Agreement, if any (1)

4.3	Form of Unit Agreement, if any (1)

4.4	Form of Warrant Agreement, if any, including form of Warrant. (1)

4.5	Form of Right Certificate. (1)

5.1	Opinion of Holland & Hart LLP*

16.1	Letter from Dale Matheson Carr Hilton Labonte LLP, dated September 4, 2008. (Incorporated herein by reference to Exhibit 16.1 to the Current Report on Form 8-K filed on September 5, 2008).

21	Subsidiaries. (Incorporated herein by reference to Exhibit 21 to the 2008 Annual Report of the Company on Form 10-K filed on March 31, 2009).

23.1	Consent of Holland & Hart LLP (to be included in Exhibit 5.1).

23.2	Consent of Goldman Parks Kurland Mohidin, LLP, independent registered public accounting firm.*

24.1	Powers of Attorney (included in signature pages)

99.1
Lock-up Agreement between Sino Unity Limited and Deer Consumer Products, Inc., dated September 3, 2008 (Incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on December 2, 2008).

99.2
Lock-up Agreement between True Olympic Limited and Deer Consumer Products, Inc., dated September 3, 2008. (Incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on December 2, 2008).

99.3
Lock-up Agreement between Great Scale Holdings Limited and Deer Consumer Products, Inc., dated September 3, 2008. (Incorporated herein by reference to Exhibit 99.3 to the Current Report on Form 8-K filed on December 2, 2008).

99.4
Lock-up Agreement between New Million Holdings Limited and Deer Consumer Products, Inc., dated September 3, 2008. (Incorporated herein by reference to Exhibit 99.4 to the Current Report on Form 8-K filed on December 2, 2008).

99.5
Lock-up Agreement between Tiger Castle Limited and Deer Consumer Products, Inc., dated September 3, 2008. (Incorporated herein by reference to Exhibit 99.5 to the Current Report on Form 8-K filed on December 2, 2008).

99.6
Lock-up Agreement between Achieve On Limited and Deer Consumer Products, Inc., dated September 3, 2008. (Incorporated herein by reference to Exhibit 99.6 to the Current Report on Form 8-K filed on December 2, 2008).

99.7
Lock-up Agreement between Sharp Champion Limited and Deer Consumer Products, Inc., dated September 3, 2008. (Incorporated herein by reference to Exhibit 99.7 to the Current Report on Form 8-K filed on December 2, 2008).

99.8
Lock-up Agreement between Sourceland Limited and Deer Consumer Products, Inc. dated September 3, 2008.  (Incorporated herein by reference to Exhibit 99.8 to the Current Report on Form 8-K filed on December 2, 2008).

(1)	If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

*	Filed Herewith

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide  offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

 (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in  Shenzhen, China, on the date indicated below.

DEER CONSUMER PRODUCTS, INC.

Date: October 9, 2009	By:	/s/ Ying He
Ying He
Chief Executive Officer (Principal Executive Officer)

Date: October 9, 2009	By:	/s/ Zongshu Nie
Zongshu Nie
Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ying He, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ying He	Chairman of the Board, Chief Executive Officer	October 9, 2009
Ying He

/s/ Zongshu Nie	Chief Financial Officer, Financial	October 9, 2009
Zongshu Nie	Controller & Director

/s/ Edward Hua	Director	October 9, 2009
Edward Hua

/s/ Arnold Staloff	Director	October 9, 2009
Arnold Staloff

/s/ Qui Hua Xu	Director	October 9, 2009
Qi Hua Xu